BENHAM CAPITAL PRESERVATION
                                YIELD CALCULATION
                                     3/31/98

           Effective Yield:          [(Base Period Return)+1)^365/7]-1

           Base Period Return         =                 0.00094791

           7 Day Effective Yield      =                 5.06%


                              Yield:  = I/B X 365/7

                                   Y  = Yield
                                   I  = total income of hypothetical account
                                        over the seven day period
                                   B  = beginning account value

                                   I  = 0.00094791
                                   B  =      $1.00

                         7 Day Yield  =      4.94%

                              BENHAM GOVT AGENCY MM
                                YIELD CALCULATION
                                     3/31/98

          Effective Yield:             [(Base Period Return)+1)^365/7]-1

          Base Period Return             =                  0.00096902

          7 Day Effective Yield          =                  5.18%


                                Yield:   = I/B X 365/7

                                     Y   = Yield
                                     I   = total income of hypothetical account
                                           over the seven day period
                                     B   = beginning account value

                                     I   = 0.00096902
                                     B   =      $1.00

                           7 Day Yield   =      5.05%

                     BENHAM INTERMEDIATE TERM TREASURY FUND
                                YIELD CALCULATION
                                    3/31/98

                                Formula: YIELD = 2[(A-B/C*D+1)^6-1]

             A    = Investment income earned during the period
             B    = Expenses accrued for the period (net of reimbursements)
             C    = The average daily number of shares outstanding during
                    the period that were entitled to receive dividends
             D    = The per share price on the last day of the period



             A    =           $1,780,687.72
             B    =             $156,283.75
             C    =           35,253,198.141
             D    =                  $10.56

        Yield     =                    5.29%

                     BENHAM INTERMEDIATE TERM TREASURY FUND
                          AVERAGE ANNUAL TOTAL RETURN
                                     3/31/98

                     Formula: T=(ERV/P)^1/N -1

P      =   A hypothetical initial payment of $1,000
ERV    =   Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
N      =   Number of years
T      =   Average annual total return

                     P                ERV                     N           T
           --------------------------------------------------------------------

One Year         $1,000.00         $1,110.40               1.000000     11.04%

Five Year        $1,000.00         $1,320.70               5.000000      5.72%

Ten Year         $1,000.00         $2,069.40              10.000000      7.54%

Inception *      $1,000.00         $4,523.40              17.872690      8.81%

TR = Total return for period    TR=(ERV/P)-1                           352.34%

*Date of Inception                   5/16/80

                                BENHAM GNMA FUND
                                YIELD CALCULATION
                                    3/31/98

                                Formula: YIELD = 2[(A-B/C*D+1)^6-1]

             A    = Investment income earned during the period
             B    = Expenses accrued for the period (net of reimbursements)
             C    = The average daily number of shares outstanding during
                    the period that were entitled to receive dividends
             D    = The per share price on the last day of the period



             A    =           $7,131,377.41
             B    =             $619,980.58
             C    =          119,859,202.262
             D    =                  $10.67

        Yield     =                    6.19%

                                BENHAM GNMA FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                     3/31/98

                                     Formula: T=(ERV/P)^1/N -1

                 P     =   A hypothetical initial payment of $1,000
                 ERV   =   Ending redeemable value of a hypothetical $1,000
                           payment made at the beginning of the period
                 N     =   Number of years
                 T     =   Average annual total return

                        P                 ERV                   N         T
                    -----------------------------------------------------------

One Year             $1,000.00          $1,102.10           1.000000     10.21%

Five Year            $1,000.00          $1,373.00           5.000000      6.55%

Ten Year             $1,000.00          $2,290.30          10.000000      8.64%

Inception *          $1,000.00          $2,886.80          12.517454      8.84%

TR = Total return for period        TR=(ERV/P)-1                        188.68%

 *Date of Inception:                     9/23/85

                         BENHAM LONG TERM TREASURY FUND
                                YIELD CALCULATION
                                    3/31/98

                                Formula: YIELD = 2[(A-B/C*D+1)^6-1]

             A    = Investment income earned during the period
             B    = Expenses accrued for the period (net of reimbursements)
             C    = The average daily number of shares outstanding during the period that were entitled to receive dividends
             D    = The per share price on the last day of the period



             A    =             $519,430.89
             B    =              $43,949.66
             C    =            9,826,225.807
             D    =                  $10.58

        Yield     =                    5.55%

                         BENHAM LONG TERM TREASURY FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                     3/31/98

                                     Formula: T=(ERV/P)^1/N -1

                 P     =   A hypothetical initial payment of $1,000
                 ERV   =   Ending redeemable value of a hypothetical $1,000
                           payment made at the beginning of the period
                 N     =   Number of years
                 T     =   Average annual total return

                       P                 ERV                   N          T
                     -----------------------------------------------------------

One Year              $1,000.00       $1,204.80            1.000000     20.48%

Five Year             $1,000.00       $1,490.30            5.000000      8.31%

Ten Year

Inception *           $1,000.00       $1,586.80            5.557837      8.66%

TR = Total return for period       TR=(ERV/P)-1                         58.68%

 *Date of Inception:                        9/8/92

                         BENHAM SHORT TERM TREASURY FUND
                                YIELD CALCULATION
                                    3/31/98

                                Formula: YIELD = 2[(A-B/C*D+1)^6-1]

             A    = Investment income earned during the period
             B    = Expenses accrued for the period (net of reimbursements)
             C    = The average daily number of shares outstanding during the period that were entitled to receive dividends
             D    = The per share price on the last day of the period



             A    =             $197,352.83
             B    =              $18,298.10
             C    =            4,290,247.272
             D    =                   $9.80

        Yield     =                    5.17%

                         BENHAM SHORT TERM TREASURY FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                     3/31/98

                                     Formula: T=(ERV/P)^1/N -1

                 P     =   A hypothetical initial payment of $1,000
                 ERV   =   Ending redeemable value of a hypothetical $1,000
                           payment made at the beginning of the period
                 N     =   Number of years
                 T     =   Average annual total return

                      P                 ERV                    N            T
                 ---------------------------------------------------------------

One Year         $1,000.00           $1,068.90               1.000000      6.89%

Five Year        $1,000.00           $1,266.00               5.000000      4.83%

Ten Year

Inception *      $1,000.00           $1,301.10               5.557837      4.85%

TR = Total return for period          TR=(ERV/P)-1                        30.11%

 *Date of Inception:                        9/8/92

                      BENHAM INFLATION ADJUSTED INDEX FUND
                                YIELD CALCULATION
                                    3/31/98

                                Formula: YIELD = 2[(A-B/C*D+1)^6-1]

             A    = Investment income earned during the period
             B    = Expenses accrued for the period (net of reimbursements)
             C    = The average daily number of shares outstanding during the period that were entitled to receive dividends
             D    = The per share price on the last day of the period



             A    =              $25,705.63
             B    =               $2,080.94
             C    =              540,453.157
             D    =                   $9.63

        Yield     =                    5.51%

                      BENHAM INFLATION ADJUSTED INDEX FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                     3/31/98

                                     Formula: T=(ERV/P)^1/N -1

                 P     =   A hypothetical initial payment of $1,000
                 ERV   =   Ending redeemable value of a hypothetical $1,000
                           payment made at the beginning of the period
                 N     =   Number of years
                 T     =   Average annual total return

                     P                  ERV                 N         T
                  --------------------------------------------------------

One Year         $1,000.00            $1,034.50         1.000000      3.45%

Five Year

Ten Year

Inception *      $1,000.00            $1,014.10         1.133470      1.24%

TR = Total return for period       TR=(ERV/P)-1                       1.41%

 *Date of Inception:                        2/10/97

                        BENHAM SHORT TERM GOVERNMENT FUND
                                YIELD CALCULATION
                                    3/31/98

                                Formula: YIELD = 2[(A-B/C*D+1)^6-1]

             A    = Investment income earned during the period
             B    = Expenses accrued for the period (net of reimbursements)
             C    = The average daily number of shares outstanding during the period that were entitled to receive dividends
             D    = The per share price on the last day of the period



             A    =           $3,998,395.91
             B    =             $392,131.32
             C    =           85,492,786.701
             D    =                   $9.46

        Yield     =                    5.41%

                        BENHAM SHORT TERM GOVERNMENT FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                     3/31/98

                                     Formula: T=(ERV/P)^1/N -1

                 P     =   A hypothetical initial payment of $1,000
                 ERV   =   Ending redeemable value of a hypothetical $1,000
                           payment made at the beginning of the period
                 N     =   Number of years
                 T     =   Average annual total return

                      P                  ERV               N              T
                 -------------------------------------------------------------

One Year         $1,000.00            $1,066.60            1.000000      6.66%

Five Year        $1,000.00            $1,254.70            5.000000      4.64%

Ten Year         $1,000.00            $1,813.60           10.000000      6.13%

Inception *      $1,000.00            $2,890.20           15.290897      7.19%

TR = Total return for period       TR=(ERV/P)-1                        189.02%

 *Date of Inception:                       12/15/82